UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 18, 2011

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)                                          (Zip Code)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of TCF Financial Corporation (the “Company”) increased the number of directors from 13 to 15.  To fill the vacancies, the Board elected Raymond L. Barton and Richard A. Zona as directors of the Company, effective January 18, 2011.  Messrs. Barton and Zona will stand for re-election at the 2011 Annual Meeting of Stockholders.  Messrs. Barton and Zona were appointed to the Asset Liability Management Committee, the Bank Secrecy Act Compliance Committee and the Shareholder Relations/Capital Expansion Committee.

Mr. Barton is the Chief Executive Officer and Chairman of the Board at Great Clips, Inc.  He served as President at Great Clips, Inc. from 1983-1997.  Previously, Mr. Barton was a vice president at Questex Energy from 1982 to 1983. He also served as treasurer at Century 21 Real Estate North Central States from 1978 to 1982 and was a member of the accounting firm Alexander Grant & Co. (now Grant Thornton) from 1972 to 1978.

Mr. Zona is the founder of Zona Financial, LLC (“Zona Financial”), which provides financial advisory services primarily, but not exclusively, to companies in the financial services industry.  Prior to forming Zona Financial, he was Vice Chairman of Wholesale Banking and Wealth Management for U.S. Bancorp from 1996 until his retirement in 2000.  From 1991 to 1996, he served as Vice Chairman and Chief Financial Officer for U.S. Bancorp.  He joined U.S. Bancorp in 1989 as Executive Vice President and Chief Financial Officer.  From 1970 to 1989, Mr. Zona was with Ernst & Young where he was admitted to Partnership in 1979.

As non-employee Directors of the Company, Messrs. Barton and Zona are eligible to receive director and committee fees and grants under the TCF Financial Directors Stock Grant Program, to participate in the TCF Director Retirement Plan and TCF Directors Deferred Compensation Plan and receive the other benefits made available to non-employee Directors of the Company, all as described under the caption “Compensation of Directors” in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 10, 2010.

A copy of the press release issued by the Company on January 19, 2011, announcing the election of Messrs. Barton and Zona as directors, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The TCF 2011 Management Incentive Plan (“MIP”) was approved by an independent sub-committee of the Compensation Committee (the “Committee”) on January 18, 2011 pursuant to the TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”).  Each of the named executive officers of TCF will participate in the MIP.  Under the MIP, if the Company achieves a return on average common equity (“ROCE”) for 2011 in excess of the mean ROCE for its peer group, then each named executive officer will receive a cash bonus of 100% of his base compensation, subject to the discretion of the Committee to reduce the size of the award.  Cash bonuses paid under the MIP are intended to be performance-based within the meaning of Section 162(m) of the Internal Revenue Code.  If the ROCE definition in the Policy is not approved by TCF’s stockholders at TCF’s 2011 Annual Meeting of Stockholders, then the performance goal under the MIP will be tied to return on average equity rather than ROCE.  A copy of the form of the MIP is attached hereto as exhibit 10(o) and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2011, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Elimination to its Restated Certificate of Incorporation eliminating from the Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of TCF Financial Corporation.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3(a)-1 and is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3(a)-1	Certificate of Elimination of the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of TCF Financial Corporation.

10(o)	Form of 2011 Management Incentive Plan - Executive as executed by certain executives of TCF, effective January 1, 2011.

99.1	Press Release dated January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:  January 24, 2011

3